Exhibit 21

			SUBSIDIARIES OF THE COMPANY

     The following table sets forth the name and state or other jurisdiction of incorporation of the Company's subsidiaries. Except as otherwise indicated, each subsidiary is wholly-owned, directly or indirectly, by the Company. Such subsidiaries do business under their corporate names.

     Aire Sellado, S.A. de C.V.                 Mexico
     Cascades Sealed Air Inc.*                  Canada
     Danco (NZ) Limited                         New Zealand
     Delsopak S.A.                              France
     Emballasje Teknikk A/S                     Norway
     Instapak France S.A.                       France
     PolyMask Corporation*                      Delaware
     Polypride, Inc.                            Delaware
     Sealed Air N.V.                            Belgium
     Sealed Air Holdings (Brazil) Limited       Brazil
     Sealed Air of Canada Limited               Ontario, Canada
     Sealed Air Espana, S.A.                    Spain
     Sealed Air (FPD) Limited                   England
     Sealed Air Limited                         England
     Sealed Air S.A.**                          France
     Sealed Air (Far East) Limited              Hong Kong
     Sealed Air GmbH                            Germany
     Sealed Air (NZ) Limited                    New Zealand
     Sealed Air Japan Limited                   Nevada
     Sealed Air S.p.A.                          Italy
     Sealed Air (Korea) Limited                 Korea
     Sealed Air (Malaysia) Sdn. Bhd.            Malaysia
     Sealed Air B.V.                            Netherlands
     Sealed Air (Singapore) Pte. Limited        Singapore
     Sealed Air Svenska AB                      Sweden
     Sealed Air Taiwan Limited                  Taiwan
     Sealed Air Thailand Limited                Thailand
     Sealed Air Trucking, Inc.                  Delaware
     Trigon Packaging Systems (NZ) Limited      New Zealand
     Trigon Packaging Systems
       (Aust.) Pty. Limited                     Queensland, Australia
     Trigon Packaging Corporation               Washington

*The Company owns 50% of the outstanding shares.

**The Company indirectly owns a majority of the outstanding shares.

     Certain subsidiaries are omitted from the above table. Such subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 1995.